                                                                     Exhibit 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                          CORNERSTONE HOLDINGS, INC.


                                   ARTICLE I

     The name of the Corporation is: Cornerstone Holdings, Inc. (hereinafter called the "Corporation").

                                  ARTICLE II

     The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is: 1209 Orange Street, City of Wilmington, County of Newcastle (zip code 19801); and the name of the registered agent of the Corporation in the State of Delaware at such address is:
The Corporation Trust Company.

                                  ARTICLE III

     The nature of the business and of the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, including but not limited to the business of investing in or acquiring companies or activities in the catalog industry and related to the catalog industry and/or engaged in marketing directly to consumers and/or to provide management assistance, marketing studies, advisory and other services to companies in the catalog industry.


                                  ARTICLE IV
                               AUTHORIZED SHARES

     The total number of shares of capital stock which the corporation has authority to issue is 40,067,750 shares, consisting of (i) 40,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), and (ii) 67,750 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

     The designations and powers, preferences and rights, and the qualifications, limitations or restrictions of such stock shall be as follows:

       COMMON STOCK. The Common Stock shall have the following designations and
       ------------
powers, preferences and rights, and qualifications, limitations or restrictions:

     1.   Dividend Rights.  Subject to the prior rights of holders of any other
          ----------------
classes or series of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, whether in cash, property, or securities of the Corporation, such dividends as may be declared from time to time by the Board of Directors, ratably on a per share basis.

     2.   Voting Rights.  The record holder of each share of Common Stock shall
          --------------
have the right to one vote, shall be entitled to notice of any stockholders' meeting in accordance with the By-Laws of this Corporation and shall be entitled to vote upon such matters and in such manner as may be provided by law.

     3.   Liquidation.  Subject to the prior rights of holders of any other
          ------------
classes of stock at any time outstanding having prior rights, the holders of Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution, or winding up of the Corporation.

     4.   Amendment and Waiver.  No amendment or waiver of any of the provisions
          ---------------------
above under the heading "Common Stock" shall be effective without the prior approval of the holders of a majority of the then outstanding Common Stock voting as a separate class.

     PREFERRED STOCK.  The Preferred Stock shall have the designations and
     ----------------
powers, preferences and rights, and the qualifications, limitations or restrictions as follows:

     (A) SERIES A PREFERRED STOCK.  56,500 shares of Preferred Stock shall
         ------------------------
be designated "Series A Convertible Preferred Stock" and shall have the designations and powers, preferences and rights, and the qualifications, limitations or restrictions thereof set forth in Attachment II hereto.
                                                 -------------

     (B) SERIES B CONVERTIBLE PREFERRED STOCK.  9,000 shares of Preferred Stock
         -------------------------------------
shall be designated "Series B Convertible Preferred Stock" and shall have the designations and powers, preferences and rights, and the qualifications, limitations or restrictions thereof set forth in Attachment III hereto.
                                                 --------------

     (C) SERIES C CONVERTIBLE PREFERRED STOCK.  2,250 shares of Preferred Stock
         ------------------------------------
shall be designated "Series C Convertible Preferred Stock" and shall have the designations and powers, preferences and rights, and the qualifications, limitations or restrictions thereof set forth in Attachment IV hereto.
                                                 -------------

                                   ARTICLE V

     The name and mailing address of the sole incorporator are as follows:

               NAME                      MAILING ADDRESS
               ----                      ---------------

          Donald J. Steiner                     c/o The International
                                                Cornerstone Group, Inc.
                                                Suite 2800
                                                Boston, MA 02210


                                  ARTICLE VI

     The original By-Laws of the Corporations shall be adopted by the incorporator. Thereafter, the By-Laws of the Corporation may be altered, amended or replaced and new By-Laws may be adopted solely as set forth in the By-Laws.



                                  ARTICLE VII

     The business and affairs of the Corporation shall be managed by or under the director of its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed in the manner provided in the By-Laws. The qualifications of directors shall be determined in accordance with the By-Laws. Election of directors need not be by ballot.

                                 ARTICLE VIII

     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                                  ARTICLE IX

     (A) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such actions, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or
                                                           ---------------
its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     (B) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (C) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (A) and (B) of this Article IX, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     (D) Any indemnification under paragraphs (A) and (B) of this Article IX (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such paragraphs (A) and (B). Such determination shall be made: (i) by the board of directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Corporation.

     (E) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors of the Corporation deems appropriate.

     (F) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

     (G) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the General Corporation Law.

     (H) For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

     (I) For purposes of this Article IX, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this
Article IX.

     (J) The indemnification and advancement of expenses provided by this article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   ARTICLE X

     The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                  ARTICLE XI

     The Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

                                  ARTICLE XII

     In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the directors of the Corporation are in any way interested in or connected with any other party to such contract or transaction or are themselves parties to such contract or transaction, provided that the interest in any such contract or transaction of any such director shall at the time be fully disclosed or otherwise known to the Board of Directors. Subject to the provisions of an Agreement between the stockholders, any director of the Corporation may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize such contract or transaction and may vote and act upon any matter, contract or transaction between the Corporation and any other person without regard to the fact that he or she is also a stockholder, director or officer of, or has any interest in, such other person with the same force and effect as if he or she were not such stockholder, director or officer or not so interested. Any contract or other transaction of the Corporation or of the Board of Directors or of any committee thereof which shall be ratified by a majority of the holders of the issued and outstanding stock entitled to vote at any annual meeting or any special meeting called for that purpose shall be as valid and as binding as though ratified by every stockholder of the Corporation, provided, however, that any failure of the stockholders to approve or ratify such contract or other transaction, when and if submitted, shall not be deemed in any way to render the same invalid or deprive the directors and officers of their right to proceed with such contract or other transactions.

     EXECUTED at Boston, Massachusetts, on August 19, 1998.


                                         /s/ Donald J. Steiner
                                         ---------------------
                                         Incorporator

                          CORNERSTONE HOLDINGS, INC.

Attachment II - Series A Convertible Preferred Stock.
                ------------------------------------

          35,000 shares of the Corporation's Preferred Stock shall be designated as Series A-1 Convertible Preferred Stock (the "Series A-1 Preferred"), 20,000
                                                --------------------
shares of the Corporation's Preferred Stock shall be designated as Series A-2 Convertible Preferred Stock (the "Series A-2 Preferred"), and 1,500 shares of
                                  --------------------
the Corporation's Preferred Stock shall be designated as Series A-3 Convertible Preferred Stock (the "Series A-3 Preferred" and collectively with the Series A-1
                      --------------------
Preferred and the Series A-2 Preferred, the "Series A Preferred").
                                             ------------------

          The Series A-1 Preferred, the Series A-2 Preferred and the Series A-3 Preferred shall have the following rights, preferences and privileges, subject to the following restrictions, limitations and qualifications, and except as otherwise provided herein or as otherwise required by applicable law, the Series A-1 Preferred, the Series A-2 Preferred and Series A-3 Preferred shall have the same rights, preferences and privileges, subject to the same restrictions, liquidations and qualifications.

          Section 1.     Dividends.
                         ---------

          1A.  General Obligation.  When and as declared by the Corporation's
               ------------------
Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Series A Preferred as provided in this Section 1. Except as otherwise provided in Section 8 hereof, dividends on each share of the Series A Preferred (a "Share") shall accrue on a daily basis at the rate of 5% per annum
              -----
of the Liquidation Value thereof from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Series A Preference Amount with respect to such Share is paid to the holder thereof in connection with the liquidation of the Corporation, (ii) the date on which the Liquidation Value of such Share (plus all accrued but unpaid dividends under this paragraph 1A and all declared but unpaid dividends pursuant to paragraph
1D) is paid to the holder thereof in connection with the redemption of such Share by the Corporation, (iii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iv) the date on which such Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its "date of
                                                                  -------
issuance" regardless of the number of times transfer of such Share is made on
--------
the stock records
maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

          1B.  Dividend Payments.  Subject to paragraph 6A(v)(b) hereof, all
               -----------------
dividends which have accrued on the Series A Preferred shall be payable as and when declared by the Corporation's Board of Directors.

          1C.  Distribution of Partial Dividend Payments.  Except as otherwise
               -----------------------------------------
provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

          1D.  Participating Dividends.  In addition to the dividends accruing
               -----------------------
on the Series A Preferred under paragraph 1A above, if the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series A Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A Preferred had all of the outstanding Series A Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

          Section 2.     Liquidation.
                         -----------

          Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the greater of either (i) the aggregate Liquidation Value of all Shares held by such holder (plus all accrued but unpaid dividends pursuant to paragraph 1A and all declared but unpaid dividends pursuant to paragraph 1D) or (ii) such holder's pro rata share (based upon the aggregate number of Shares then outstanding) of the Participating Liquidation Amount (the "Series A Preference Amount"), and the holders of Series A Preferred
             --------------------------
shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series A Preferred hereunder are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid upon any liquidation, dissolution or winding up of the Corporation, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Series A Preference Amount of the outstanding Series A Preferred held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the

Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series A Preferred, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of the liquidation, dissolution or winding up to each record holder of Series A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

          Section 3.     Priority of Series A Preferred on Dividends and
                         -----------------------------------------------
Redemptions.
-----------

          So long as any Series A Preferred remains outstanding, without the prior written consent of the holders of at least 75% of the outstanding Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (except as provided in paragraph 4I hereof), nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities (other than dividends on the Common Stock payable in shares of Common Stock); provided that the Corporation may repurchase shares of Common Stock from employees of the Corporation and its Subsidiaries upon termination of employment pursuant to arrangements approved by the Corporation's Board of Directors as in effect as of the date of the Purchase Agreement.

          Section 4.     Redemptions.
                         -----------

          4A.  Redemptions upon Request.
               ------------------------

          (i) At any time after June 30, 2002, the holders of either a majority of the outstanding Series A-1 Preferred or a majority of the outstanding Series A-2 Preferred (each, an "Electing Series Preferred") may request redemption of all of the outstanding Electing Series Preferred by delivering written notice of such request to the Corporation. Within five days after receipt of such request, the Corporation shall give written notice of such request to all other holders of Series A Preferred. If, within ten days following receipt of such notice, a majority of the outstanding Shares of any other series of Series A Preferred shall deliver a written notice requesting redemption of all of the outstanding Shares of such other series, then such other series shall be an Electing Series Preferred as of the date of the redemption request by the first series requesting redemption and shall be entitled to redemption on the same date as such first series. The Corporation shall be required to redeem all outstanding Electing Series Preferred at a price per Share equal to the Liquidation Value thereof (plus all accrued but unpaid dividends pursuant to paragraph 1A and all declared but unpaid dividends pursuant to paragraph 1D) in four installments according to the following schedule beginning within 30 days after receipt of the redemption request:

                                          Percentage of
                                      Outstanding Shares of
                                         Electing Series
                                      ---------------------
First Redemption Date                           25%
First Anniversary thereof                   33-1/3%
Second Anniversary thereof                      50%
Third Anniversary thereof                      100%


          (ii) The Corporation's obligation to redeem all of the outstanding Shares of Series A Preferred at any time after June 30, 2002 shall accrue and cumulate such that the holders of either a majority of the outstanding Series A-1 Preferred or a majority of the outstanding Series A-2 Preferred may request that at any time after: (a) June 30, 2003, the Corporation redeem 50% of the outstanding Shares of such Electing Series Preferred within 30 days after receipt of the redemption request, an additional 50% of the remaining outstanding Shares on the first anniversary of such redemption and 100% of the remaining outstanding Shares on the second anniversary of such redemption; (b) June 30, 2004, the Corporation redeem 75% of the outstanding Shares of such Electing Series Preferred within 30 days after receipt of the redemption request and 100% of the remaining outstanding Shares upon the first anniversary of such redemption; and (c) June 30, 2005, the Corporation redeem 100% of the outstanding Shares of such Electing Series Preferred within 30 days after receipt of the redemption request. Within five days after any such redemption request, the Corporation shall give written notice of such request to the holders of all other Series A Preferred, and the holders of all other Series A Preferred shall be entitled to request redemption as provided in subparagraphs
(i) and (ii) hereof.

          (iii) Notwithstanding any provision contained herein to the contrary, within 30 days prior to any of the foregoing requested redemptions (or any scheduled installment thereof), the holders of a majority of any Electing Series Preferred may request that the Corporation discontinue the requested redemption (or any scheduled installment thereof) of such Electing Series Preferred by delivering written notice of such request to the Corporation. Within ten days of such request, the Corporation shall give written notice thereof to all other holders of Series A Preferred. Such a request for a discontinuance of a requested redemption (or any scheduled installment thereof) shall not prevent the required percentage of holders of outstanding shares of such Electing

Series Preferred from subsequently requesting redemption of all or any portion of the remaining outstanding shares of such Electing Series Preferred.

          4B.  Redemption Payments.  For each Share which is to be redeemed
               -------------------
hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in cash equal to the Liquidation Value of such Share, (plus all accrued but unpaid dividends pursuant to paragraph 1A and all declared but unpaid dividends pursuant to paragraph 1D). If the funds of the Corporation legally available under Delaware law for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder (plus all accrued but unpaid dividends pursuant to paragraph 1A and all declared but unpaid dividends pursuant to paragraph 1D). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it had not redeemed. Prior to any redemption of Series A Preferred, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Shares which are to be redeemed, but only to the extent of funds of the Corporation legally available for the payment of dividends.

          4C.  Notice of Redemption.  Except as otherwise provided herein, the
               --------------------
Corporation shall mail written notice of each redemption of any Series A Preferred to each record holder thereof not more than 30 nor less than 15 days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

          4D.  Determination of the Number of Each Holder's Shares to be
               ---------------------------------------------------------
Redeemed.  Except as otherwise provided herein, the number of Shares of Series A
--------
Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

          4E.  Dividends After Redemption Date.  No Share shall be entitled to
               -------------------------------
any dividends accruing after the date on which the Liquidation Value of such Share (plus all accrued but unpaid dividends pursuant to paragraph 1A and all declared but unpaid dividends pursuant to paragraph 1D) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

          4F.  Redeemed or Otherwise Acquired Shares.  Any Shares which are
               -------------------------------------
redeemed or otherwise accrued by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

          4G.  Other Redemptions or Acquisitions.  The Corporation shall not,
               ---------------------------------
nor shall it permit any Subsidiary to, redeem or otherwise acquire any Shares of Series A Preferred, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series A Preferred on the basis of the aggregate Liquidation Value (plus all accrued but unpaid dividends pursuant to paragraph 1A and all declared but unpaid dividends pursuant to paragraph 1D) of the Shares owned by each such holder.

          4H.  Special Redemptions.
               -------------------

          (i) If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred, but in any event shall notice shall be given not later than the earlier of (i) five days before the occurrence of such Change in Ownership and (ii) the date the Corporation obtains knowledge that such Change in Ownership is proposed to occur, and the Corporation shall give each holder of Series A Preferred prompt written notice of any material change in the terms or timing of such transaction. The holders of either a majority of the outstanding Series A-1 Preferred or a majority of the outstanding Series A-2 Preferred (each, an "Electing Series Preferred") may require the Corporation to redeem all of the outstanding Electing Series Preferred at a price per Share equal to the Liquidation Value thereof (plus all accrued but unpaid dividends pursuant to paragraph 1A and all declared but unpaid dividends pursuant to paragraph 1D) by giving written notice to the Corporation of such election prior to the later of
(a) 30 days after receipt of the Corporation's notice and (b) ten days prior to the consummation of the Change in Ownership (the "Expiration Date"). The
                                                  ---------------
Corporation shall give prompt written notice of any such election to all other holders of Series A Preferred within five days after the receipt thereof. If within ten days following receipt of such notice, a majority of the outstanding Shares of any other series of Series A Preferred shall deliver a written notice requesting redemption of all of the outstanding Shares of such other series, then such other series shall be an Electing Series Preferred as of the date of the redemption request by the first series requesting redemption and shall be entitled to redemption on the same date as such first series.

          Upon receipt of each such election, the Corporation shall be obligated to redeem all outstanding Shares of such Electing Series Preferred on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation's receipt of such election(s). If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, the holders of a majority of the outstanding Shares of any Electing Series Preferred may rescind such request for redemption by giving written notice of such rescission to the Corporation.

          The term "Change in Ownership" means any sale, transfer or issuance or
                    -------------------
series of sales, transfers and/or issuances of Common Stock (including any securities convertible or exercisable into shares of Common Stock) by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than the holders of Common Stock and Series A Preferred as of the date of the Purchase Agreement, owning (a) more than 50% of the Common Stock (assuming conversion and exercise of all outstanding securities convertible or exercisable into shares of Common Stock) outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances or (b) capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors; provided that a Change of Ownership may not be accomplished solely by the sale of Series A Preferred.

          (ii) If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Series A Preferred prompt written notice of any material change in the terms or timing of such transaction. The holders of either a majority of the outstanding Series A-1 Preferred or a majority of the outstanding Series A-2 Preferred (each, an "Electing Series Preferred") may require the Corporation to redeem all of the outstanding Electing Series Preferred at a price per Share equal to the Liquidation Value thereof (plus all accrued but unpaid dividends pursuant to paragraph 1A and all declared but unpaid dividends pursuant to paragraph 1D) by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Series A Preferred (but in any event within five days prior to the consummation of the Fundamental Change). If, within ten days following receipt of such notice, a majority of the outstanding Shares of any other series of Series A Preferred shall deliver a written notice requesting redemption of all of the outstanding Shares of such other series, then such other series shall be an Electing Series Preferred as of the date of the redemption request by the first series requesting redemption and shall be entitled to redemption on the same date as such first series.

          Upon receipt of such election, the Corporation shall be obligated to redeem all outstanding Electing Series Preferred upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, the holders of a majority of all outstanding Shares of any Electing Series Preferred may rescind such request for redemption by delivering written notice thereof the Corporation prior to the consummation of the transaction.

          The term "Fundamental Change" means (a) any sale or transfer of all or
                    ------------------
substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidating to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Series A Preferred are not changed and the Series A Preferred is not exchange for cash, securities or other property, and after giving effect to such merger, no Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than the holders of the Common Stock and Series A Preferred as of the date of the Purchase Agreement, owns more than 50% of the Outstanding Common Stock (assuming conversion and exercise of all outstanding securities convertible or exercisable into shares of Common Stock) or capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

          4I.  Redemptions at the Option of the Company.  In the event that any
               ----------------------------------------
holder's Series A Preferred has been automatically converted into Common Stock pursuant to paragraph 6I hereof, at any time during the 120-day period commencing on the date of such automatic conversion, the Corporation may redeem all of the outstanding Common Stock issued upon such automatic conversion by delivering written notice to all of the holders of such Common Stock. Within ten days after the delivery of such redemption notice, but in no event after the expiration of the 120-day period commencing on the date of such automatic conversion, the Corporation shall redeem all the shares of Common Stock issued upon such automatic conversion at an aggregate price equal to the Liquidation Value (plus all accrued but unpaid dividends pursuant to paragraph 1A and all declared but unpaid dividends pursuant to paragraph 1D) of the Series A Preferred which was so converted as of the date of such automatic conversion.


          Section 5.     Voting Rights
                         -------------

          The record holders of the Series A Preferred shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and the record holders of the Series A Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock and any other classes of capital stock voting with the Common Stock as a single class, with each Share entitled to the number of votes of all of the shares of Common Stock issuable upon conversion of such Share. Notwithstanding the foregoing, so long as at least 50% of the Series A Preferred issued pursuant to the Purchase Agreement remains outstanding, the Corporation shall not merge or consolidate with another entity or entities, sell all or substantially all of its assets or dissolve or liquidate without the prior approval of the holders of at least 75% of the Series A Preferred then outstanding; provided that the Corporation may, without obtaining such approval, merge with any wholly-owned Subsidiary so long as (i) the Corporation is the surviving corporation, (ii) the terms of the Series A Preferred are not changed, (iii) the Series A Preferred is not exchanged for cash, securities or other property and (iv) no Fundamental Change (as defined in paragraph 4H hereof) results from such merger.

          Section 6.     Conversion.
                         ----------

          6A.  Conversion Procedure.
               --------------------

          (i) At any time and from time to time, any holder of Series A Preferred may convert all or any portion of the Series A Preferred (including any fraction of a Share) held by such holder into shares of Conversion Stock.

          (ii) Except as otherwise provided in this Section 6, the Series A-1 Preferred shall be convertible into a total of 7,692,308 shares of Conversion Stock (subject to adjustment pursuant to this Section 6), and except as otherwise provided in this Section 6, the Series A-2 Preferred shall be convertible into a total of 4,395,604 shares of Conversion Stock (subject to adjustment pursuant to this Section 6). The number of shares of Conversion Stock issuable upon conversion of each Share of Series A-1 Preferred shall be equal to (i) 7,692,308 (as such number of shares of Conversion Stock is adjusted hereunder) minus the number of shares of Conversion Stock previously issued upon conversion of any Series A-1 Preferred, divided by (ii) the total number of Shares of Series A-1 Preferred then outstanding, and the number of shares of Conversion Stock issuable upon conversion of any Share of Series A-2 Preferred shall be equal to (i) 4,395,604 (as such number of shares of Conversion Stock is adjusted hereunder) minus the number of shares of Conversion Stock previously issued upon conversion of any Series A-2 Preferred, divided by (ii) the total number of Shares of Series A-2 Preferred then outstanding. The number of shares of Conversion Stock issuable upon conversion of the Series A -1 Preferred or the Series A-2 Preferred (as the case may be) shall be reduced upon each redemption of any Shares of such series under paragraph 4A, 8B(ii) or 8B(iii) by a portion of such number equal to the number of shares redeemed at such time divided by 35,000 in the case of Series A-1 Preferred and 20,000 in the case of Series A-2 Preferred.

          (iii) The Series A-3 Preferred shall be convertible into a number of shares of Conversion Stock computed by multiplying the number of Shares of Series A-3 Preferred to be converted by $1,000 and dividing the result by the Base Price then in effect.

          (iv) Except as otherwise provided herein, each conversion of Series A Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series A Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

          (v) The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the full amount payable with respect to such Share.

          (vi) Notwithstanding any other provision hereof, if a conversion of Series A Preferred is to be made in connection with a Public Offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

          (vii) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

               (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

               (b) the amount of all dividends declared pursuant to paragraph 1D remaining unpaid with respect to the Shares to be converted, the amount of all incremental dividends remaining unpaid pursuant to paragraph 8B(i) with respect to the Shares to be converted and the amount payable under subparagraph (xi) below with respect to such conversion (provided that no dividends other than as expressly set forth in this paragraph 6A(vii)(b), including without limitation the 5% per annum dividend described in paragraph 1A hereof, shall be payable with respect to any Share upon conversion and shall be cancelled without payment); and

               (c) a certificate representing any Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

          (viii) The issuance of certificates for shares of Conversion Stock upon conversion of Series A Preferred shall be made without charge to the holders of such Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Series A Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

          (ix) The Corporation shall not close its books against the transfer of Series A Preferred or of Conversion Stock issued or issuable upon conversion of Series A Preferred in any manner which interferes with the timely conversion of Series A Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

          (x) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series A Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred.

          (xi) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Series A Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

          6B. Adjustments.
              -----------

          (i) In order to prevent dilution of the conversion rights granted under this Section 6, the number of shares of Conversion Stock issuable upon conversion of the Series A Preferred shall be subject to adjustment from time to time pursuant to this paragraph 6B. The initial number of shares of Conversion Stock issuable upon conversion of the Series A-1 Preferred shall be 7,692,308, the initial number of shares of Conversion Stock issuable upon conversion of the Series A-2 Preferred shall be 4,395,604, and the initial number of shares of Conversion Stock issuable upon conversion of the Series A-3 Preferred shall be determined under paragraph 6A(iii) above. The initial "Base Price" of the
                                                        ----------
Series A Preferred shall be $4.55.

          (ii) If and whenever the Corporation issues or sells, or in accordance with paragraph 6C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Base Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Base Price shall be reduced to the Base Price determined by dividing (a) the sum of (1) the product derived by multiplying the Base Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

          (iii) Immediately upon any adjustment of the Base Price under this Attachment II (including, without limitation, under paragraph 6D, paragraph 6E or paragraph 8B(iv) hereof), the number of shares of Conversion Stock issuable upon conversion of the Series A Preferred shall be adjusted as follows:

               (a) The adjusted number of shares of Conversion Stock issuable upon conversion of the Series A-1 Preferred shall be equal to (1) $35,000,000 minus the Liquidation Value of all Shares of Series A-1 Preferred previously converted or redeemed hereunder, divided by (2) the new adjusted Base Price, and

               (b) The adjusted number of shares of Conversion Stock issuable upon conversion of the Series A-2 Preferred shall be equal to (1) $20,000,000 minus the Liquidation Value of all Shares of Series A-2 Preferred previously converted or redeemed hereunder, divided by (2) the new adjusted Base Price.

          (iv) Notwithstanding the foregoing, there shall be no adjustment in the Base Price or the number of shares of Conversion Stock issuable upon conversion of the Series A Preferred as a result of any issue or sale (or deemed issue or sale) of up to an aggregate of 1,195,000 shares of Common Stock to employees or directors of the Corporation and its Subsidiaries pursuant to stock option plans, stock ownership plans or stock purchase warrants approved by the Corporation's Board of Directors (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock and as such number includes all such stock options and other purchase rights outstanding at the time of the initial issuance of the Series A Preferred).

          6C.  Effect on Base Price of Certain Events.  For purposes of
               --------------------------------------
determining the adjusted Base Price under paragraph 6B, the following shall be applicable:

          (i) Issuance of Rights or Options.  If the Corporation in any manner
              -----------------------------
grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Base Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Base Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (ii) Issuance of Convertible Securities.  If the Corporation in any
               ----------------------------------
manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Base Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Base Price had been or are to be made pursuant to other provisions of this
Section 6, no further adjustment of the Base Price shall be made by reason of such issue or sale.

          (iii) Change in Option Price or Conversion Rate.  If the purchase
                -----------------------------------------
price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Base Price in effect at the time of such change shall be immediately adjusted to the Base Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of paragraph 6C, if the terms of any Option or Convertible Security which was outstanding as of the date of the initial issuance of the Series A Preferred (including, without limitation, the Corporation's Series B Preferred Stock and Series C Preferred Stock) are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Base Price hereunder to be increased.

          (iv) Treatment of Expired Options and Unexercised Convertible
               --------------------------------------------------------
Securities.  Upon the expiration of any Option or the termination of any right
----------
to convert or exchange any Convertible Security without the exercise of any such Option or right, the Base Price then in effect hereunder shall be adjusted immediately to the Base Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of paragraph 6C, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of the initial issuance of the Series A Preferred shall not cause the Base Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series A Preferred.

          (v) Calculation of Consideration Received.  If any Common Stock,
              -------------------------------------
Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued of sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series A Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series A Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

          (vi) Integrated Transactions.  In case any Option is issued in
               -----------------------
connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

          (vii) Treasury Shares.  The number of shares of Common Stock
                ---------------
outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

          (viii) Record Date.  If the Corporation takes a record of the
                 -----------
holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          6D.  Subdivision or Combination of Common Stock.  If the Corporation
               ------------------------------------------
at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Base Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Base Price in effect immediately prior to such combination shall be proportionately increased. In each such case the number of shares of Conversion Stock issuable upon conversion of the Series A Preferred shall be adjusted as provided in paragraph 6B hereof.

          6E.  Reorganization, Reclassification, Consolidation, Merger or Sale.
               ---------------------------------------------------------------
Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding) to insure that each of the holders of Series A Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding) to insure that the provisions of this Section 6 and
Section 7 hereof shall thereafter be applicable to the Series A Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Base Price to the value for the Common Stock reflected by the terms of such consolidation, merger of sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series A Preferred, if the value so reflected is less than the Base Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          6F.  Certain Events.  If any event occurs of the type contemplated by
               --------------
the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Base Price and the number of shares of Conversion Stock issuable upon conversion of the Series A Preferred so as to protect the rights of the holders of Series A Preferred; provided that no such adjustment shall increase the Base Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Series A Preferred.

          6G.  Notices.
               -------

          (i) Immediately upon any adjustment of the Base Price, the Corporation shall give written notice thereof to all holders of Series A Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (ii) The Corporation shall give written notice to all holders of Series A Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

          (iii) The Corporation shall also give written notice to the holders of Series A Preferred at least 20 days prior to the date on which any Organic Change shall take place.

          6H.  Qualified Public Offering.  The Corporation may at any time
               -------------------------
require the conversion of all of the outstanding Series A Preferred if the Corporation is at such time effecting a firm commitment underwritten Public Offering of shares of its Common Stock in which

          (a) the price per share paid by the public for such shares shall be at least (1) $10 if such offering is consummated on or prior to the third anniversary of the date of the Purchase Agreement, (2) $12.50 if such offering is consummated after the third anniversary thereof but on or prior to the fourth anniversary thereof or (3) $15 thereafter (in each case as such share prices are adjusted for subsequent stock splits, stock dividends and recapitalizations affecting the Common Stock), and

          (b) the number of shares of Common Stock issued in such offering is greater than 15% of the number of shares of Common Stock outstanding immediately prior to such offering (assuming conversion and exercise of all outstanding rights to acquire Common Stock) (a "Qualified Public
                                                     ----------------
     Offering").
     --------

Any such mandatory conversion shall be conditioned upon the simultaneous conversion of all outstanding shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock into shares of Common Stock at such time and shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Public Offering and upon written notice of such mandatory conversion delivered to all holders of Series A Preferred at least five days prior to such closing. If the

Qualified Public Offering results in an Accelerated Closing, each holder of Series A-1 Preferred or Series A-2 Preferred may, at its option by delivering written notice to the Corporation prior to the Accelerated Closing, elect not to make its required purchase of additional Shares of Series A Preferred pursuant to the Purchase Agreement, but rather reduce the number of shares of Conversion Stock issuable upon conversion of such holder's Series A Preferred equal to the aggregate purchase price of the Shares of Series A Preferred to be purchased by such holder at the Accelerated Closing, divided by the per share offering price of the Common Stock in such public offering. If the Qualified Public Offering occurs other than in connection with an Accelerated Closing and all of the Series A Preferred has not been issued pursuant to the Purchase Agreement, the number of shares of Conversion Stock issuable upon conversion of the Series A-1 Preferred or the Series A-2 Preferred (as the case may be) outstanding immediately prior to the Qualified Public Offering shall be reduced to a number of Shares equal to the total number of shares of Conversion Stock issuable upon conversion of such series multiplied by a fraction, the numerator of which is the total number of shares of such series outstanding and the denominator of which is the total number of shares of such series to be issued under the Purchase Agreement.

          6I.  Conversion if Closing Conditions Satisfied.  If within 20 days
               ------------------------------------------
after a final determination (such determination to be made either by the mutual agreement of the Corporation and any holder of Series A-1 Preferred or Series A-2 Preferred or pursuant to the arbitration procedures set forth in paragraph 8O of the Purchase Agreement) that all of the conditions set forth in Section 3 of the Purchase Agreement have been satisfied with respect to any Closing thereunder (other than the First Closing), such holder of Series A-1 Preferred or Series A-2 Preferred or any other holder of Series A-3 Preferred does not purchase all of the Shares of Series A Preferred such holder is required to purchase under the Purchase Agreement at such closing, (i) all Shares of Series A-1 Preferred or Series A-2 Preferred (as the case may be) held by any such holder shall be automatically converted into a number of shares of Conversion Stock equal to the number of shares of Conversion Stock issuable upon conversion of all Shares of such series of Series A Preferred immediately prior to such conversion multiplied by a fraction, the numerator of which is the number of Shares of such series of Series A Preferred held by such holder and the denominator of which is the total number of Shares of such series of Series A Preferred to be issued under the Purchase Agreement to such holder assuming all closings thereunder had occurred, and (ii) all Shares of Series A-3 Preferred held by any such holder shall be automatically converted into shares of Conversion Stock as provided hereunder.

          6J.  Conversion if Closing Conditions Not Satisfied.  If upon a final
               ----------------------------------------------
determination (such determination to be made either by the mutual agreement of the Corporation and any holder of Series A-1 Preferred or Series A-2 Preferred or pursuant to the arbitration procedures set forth in paragraph 8O of the Purchase Agreement) that any condition set forth in Section 3 of the Purchase Agreement (other than those conditions set forth in paragraph 3C of the Purchase Agreement relating to an Event of

Noncompliance set forth in paragraph 8A(ii) hereof (covenants), paragraph 3D of the Purchase Agreement (use of proceeds) or paragraph 3E of the Purchase Agreement (continuity of senior management)) has not been satisfied with respect to any closing thereunder (other than the First Closing), such holder of Series A-1 Preferred or Series A-2 Preferred, any other holder of Series A-3 Preferred or a third party financing source purchases the Series A Preferred offered by the Corporation pursuant to paragraph 8Q of the Purchase Agreement with a Base Price different than the Base Price for the Series A-1 Preferred; the Series A-2 Preferred and Series A-3 Preferred in effect immediately prior to such sale, the Certificate of Incorporation shall be amended to (i) reclassify the Shares of Series A-1 Preferred, Series A-2 Preferred or Series A-3 Preferred to be purchased at such time to Shares of a new series of preferred stock to be designed Series A-4 Convertible Preferred Stock or the next Series A in sequence with the same terms and conditions as the Series A-1 Preferred, the Series A-2 Preferred or Series A-3 Preferred (as the case may be), except for the Base Price thereof, (ii) reduce the number of authorized Series A-1 Preferred, Series A-2 Preferred or Series A-3 Preferred (as the case may be) by the number of Shares of the new series to be issued and (iii) reduce the number of shares of Conversion Stock issuable upon conversion of the Series A-1 Preferred or the Series A-2 Preferred (as the case may be) by the number of shares of Conversion Stock determined by multiplying the total number of shares of Conversion Stock issuable upon conversion of all Series A-1 Preferred or Series A-2 Preferred (as the case may be) by a fraction, the numerator of which is the number of Shares of Series A-1 Preferred or Series A-2 Preferred (as the case may be) to be purchased at such time and the denominator of which is the total number of Shares of Series A-1 Preferred or Series A-2 Preferred to be issued under the Purchase Agreement. Any new series of preferred stock created hereunder shall be included in the term "Series A Preferred."

     6K.  Liquidity Event.  If a Change in Ownership or a Fundamental Change
          ---------------
occurs other than in connection with an Accelerated Closing under the Purchase Agreement and all of the Series A Preferred has not been issued pursuant to the Purchase Agreement, the number of shares of Conversion Stock issuable upon conversion of the Series A-1 Preferred or the Series A-2 Preferred (as the case may be) outstanding immediately prior to such event shall be reduced to a number of shares equal to the total number of shares of Conversion Stock issuable upon conversion of such series multiplied by a fraction, the numerator of which is the total number of Shares of such series then outstanding and the denominator of which is the total number of Shares of such series initially issuable under the Purchase Agreement.

     Section 7.     Purchase Rights.
                    ---------------

     If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Series A Preferred shall be entitled to
 ---------------
acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series A Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     Section 8.     Events of Noncompliance.
                    -----------------------

     8A.  Definition.  An Event of Noncompliance shall have occurred if:
          ----------

     (i) the Corporation fails to make the full amount of any redemption payment with respect to the Series A Preferred which it is required to make hereunder, whether or not such payment is legally permissible under Delaware law or is prohibited by any agreement to which the Corporation is subject;

     (ii) the Corporation breaches or otherwise fails to perform or observe any other covenant set forth herein or in any covenant in Section 4 (other than paragraph 4I and paragraph 4J) or paragraph 8A or 8D of the Purchase Agreement, provided that no Event of Noncompliance shall have occurred under this subparagraph (ii) if (a) the Event of Noncompliance has not had and would not have a material adverse effect on the financial condition, operating results, operations, assets or business prospects of the Corporation and its Subsidiaries, taken as a whole, and (b) the Event of Noncompliance is not material to the holders' investment in the Series A Preferred;

     (iii) any representation or warranty contained in Section 6 (other than paragraph 6-1) of the Purchase Agreement or required to be furnished to any holder of Series A Preferred pursuant to the Purchase Agreement, or any information contained in writing required to be furnished by the Corporation or any Subsidiary to any holder of Series A Preferred, is false or misleading on the date made or furnished; provided that no Event of Noncompliance shall have occurred under this subparagraph (iii) if (a) the Event of Noncompliance has not had and would not have or does not reflect a material adverse effect on the financial condition, operating results, operations, assets or business prospects of the Corporation and its Subsidiaries, taken as a whole, and (b) the Event of Noncompliance is not material to the holders' investment in the Series A Preferred; or

     (iv) the Corporation or any material Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any material Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any material Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any material Subsidiary or of any substantial part of the assets of the Corporation or any material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any material Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days.

     8B.  Consequences of Events of Noncompliance.
          ---------------------------------------

     (i) If an Event of Noncompliance of the type described in subparagraph 8A(ii) or 8A(iii) (other than an Event of Noncompliance of the type described in subparagraph 8A(iii) as to which the provisions of this subparagraph are first invoked on or after the third anniversary of the Purchase Agreement) has occurred and continues for a period of 30 days, or any other Event of Noncompliance (except for an Event of Noncompliance of the type described in subparagraph 8A(iv)) has occurred and continues for a period of ten days, in each case after the holders of a majority of the outstanding Series A Preferred have given written notice to the Corporation invoking the provisions of this subparagraph, the dividend rate under paragraph 1A hereof on the Series A Preferred shall increase immediately by an increment of one percentage point. Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of one percentage point (but in no event shall the dividend rate exceed 12%). Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

     (ii) If an Event of Noncompliance of the type described in subparagraph 8A(ii) or 8A(iii) (other than an Event of Noncompliance of the type described in subparagraph 8A(iii) which was not the result of a false or misleading statement which the Corporation knew or should have known was false or misleading or an Event of Noncompliance of the type described in subparagraph 8A(iii) as to which the provisions of this subparagraph are first invoked on or after the third anniversary of the Purchase Agreement) has occurred and continued for a period of 120 days, or any other Event of Noncompliance (except for an Event of Noncompliance of the type described in subparagraph 8A(iv)) has occurred and continues for a period of ten days, in each case after the holders of a majority of the outstanding Series A Preferred have given written notice to the Corporation invoking the provisions of this subparagraph, the holder or holders of a majority of the Series A Preferred then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Series A Preferred owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued but unpaid dividends pursuant to paragraph 1A and all declared but unpaid dividends pursuant to paragraph 1D). The

Corporation shall give prompt written notice of such election to the other holders of Series A Preferred (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series A Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Series A Preferred as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

     (iii) If an Event of Noncompliance of the type described in subparagraph 8A(iv) has occurred, all of the Series A Preferred then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Class A Preferred) at a price per Share equal to the Liquidation Value thereof (plus all accrued but unpaid dividends pursuant to paragraph 1A and all declared but unpaid dividends pursuant to paragraph 1D), and all further funding obligations (if any) of the holders of the Series A Preferred pursuant to the Purchase Agreement shall immediately cease and be of no further force and effect upon the occurrence of such Event of Noncompliance (without giving effect to any cure period in subparagraph 8A(iv)). The Corporation shall immediately redeem all Series A Preferred upon the occurrence of such Event of Noncompliance.

     (iv) If any Event of Noncompliance (except for an Event of
Noncompliance of the type described under subparagraph 8A(i) or 8A(iv) or an Event of Noncompliance of the type described in subparagraph 8A(ii) which relates to a breach of any covenant contained in paragraph 4A(iv), 4A(vii), 4A(viii), 4B(i), 4C(ix), 4C(x), 4D(ii), 4D(vi), 4D(vii), 4D(ix), 4D(x), 4E, 4F
or Section 8 of the Purchase Agreement or an Event of Noncompliance of the type described in subparagraph 8A(iii) as to which the provisions of this subparagraph are first invoked on or after the third anniversary of the Purchase Agreement or, regardless of when the provisions of this subparagraph are first invoked, relates to a breach of any representation or warranty contained in paragraph 6A, 6C, 6E, 6I, 6L, 6N, 6P, 6Q, 6R or 6V of the Purchase Agreement) exists for, in the case of any Event of Noncompliance of the type described in subparagraph 8A(iii) (which is not otherwise excluded from the provisions of this subparagraph 8B(iv)), an aggregate of 60 days, and, in the case of any other Event of Noncompliance which is not otherwise excluded from the provisions of this subparagraph 8B(iv), an aggregate of 180 days, in each case after the holders of a majority of the outstanding Series A Preferred have given written notice to the Corporation invoking the provisions of this subparagraph (whether or not such days are consecutive), the Base Price of the Series A Preferred shall be reduced immediately by 10% of the Base Price in effect immediately prior to such adjustment (the "First Adjustment"). If such Event of
                               ----------------
Noncompliance (except for an Event of Noncompliance of the type described in subparagraph 8A(iii)) exists for an aggregate of 180 days after the First Adjustment (whether or not such days are consecutive and whether or not such days immediately follow the First Adjustment), the Base Price shall be reduced immediately by 10% of what the Base Price would have been immediately prior to such adjustment if the First Adjustment had not been made

(the "Second Adjustment").  If such Event of Noncompliance (except for an
      -----------------
Event of Noncompliance of the type described in subparagraph 8A(iii)) exists for an aggregate of 180 days after the Second Adjustment (whether or not such days are consecutive and whether or not such days immediately follow the Second Adjustment), the Base Price shall be reduced immediately by 10% of what the Base Price would have been immediately prior to such adjustment if the First and Second Adjustments had not been made. In no event shall any Base Price adjustment be rescinded, and in no event shall there be more than three Base Price adjustments pursuant to this subparagraph; provided that with respect to any Events of Noncompliance of the type described in subparagraph 8A(iii), there shall not be more than one Base Price adjustment.

     For example, assume that the Base Price of the Series A Preferred is $4.00. If an Event of Noncompliance exists for an aggregate of 180 days, the Base Price would be reduced immediately by 10% of $4.00, or $.40, for a new Base Price of $3.60. If such Event of Noncompliance (except for an Event of Noncompliance of the type described in subparagraph 8A(iii)) exists for an additional 180 days, the existing Base Price would be reduced by 10% of what the Base Price would have been if there had been no previous adjustment pursuant to this paragraph (i.e., $4.00), or $.40, for a new Base Price of $3.20. Then assume that there is a two-for-one stock split, in which case the Base Price would be decreased hereunder from $3.20 to $1.60, and assume that such Event of Noncompliance (except for an Event of Noncompliance of the type described in subparagraph 8A(iii)) exists for an additional 180 days. In this case, the Base Price would be reduced by 10% of what the Base Price would have been immediately prior to such adjustment if there had been no previous adjustments pursuant to this paragraph (i.e. $2.00), or $.20, for a new Base Price of $1.40.

          (v) If any Event of Noncompliance of the type described in subparagraph 8A(ii) has occurred and continues for 30 days, any Event of Noncompliance of the type described in subparagraph 8A(iii) (except for any such Event of Noncompliance which was not the result of a false or misleading statement which the corporation knew or should have known was false or misleading or any such Event of Noncompliance as to which the provisions of this subparagraph are first invoked on or after the third anniversary of the Purchase Agreement) has occurred and continues for 90 days or any other Event of Noncompliance has occurred and continues for a period of ten days, in each case after the holders of a majority of the outstanding Series A Preferred have given written notice to the Corporation invoking the provisions of this subparagraph, the number of directors constituting the Corporation's Board of Directors shall, at the request of a majority of the Series A Preferred then outstanding, be increased by two members, and the holders of Series A Preferred shall have the special right, voting separately as a single class (with each Share being entitled to one vote) and to the exclusion of all other classes of the Corporation's stock, to elect two individuals to fill such newly created directorships, to fill any vacancy of such directorships and to remove any individual elected to such directorships. The special right of the holders of

Series A Preferred to elect members of the Board of Directors may be exercised at the special meeting called pursuant to this subparagraph (v), at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right shall continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

     At any time when such special right has been invoked by the holders of Series A Preferred, a proper officer of the Corporation shall, upon the written request of the holder of at least 10% of the Series A Preferred then outstanding, addressed to the secretary of the Corporation, call a special meeting of the holders of Series A Preferred for the purpose of electing a director pursuant to this subparagraph. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least 10% of the Series A Preferred then outstanding. If such meeting has not been called by a proper officer of the Corporation within 10 days after personal service of such written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of at least 10% of the Series A Preferred then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 10% of the Series A Preferred then outstanding. Any holder of Series A Preferred so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this subparagraph.

     At any meeting or at any adjournment thereof at which the holders of Series A Preferred have the special right to elect directors, the presence, in person or by proxy, of the holders of a majority of the Series A Preferred then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Series A Preferred exercising such special right. The vote of a majority of such quorum shall be required to elect or remove any such director.

     Any director so elected by the holders of Series A Preferred shall continue to serve as a director until the expiration of the lesser of (a) a period of six months following the date on which there is no longer any Event of Noncompliance in existence or (b) the remaining period of the full term for which such director has been elected. After the expiration of such six-month period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the board of directors of the Corporation shall decrease to such number as constituted the whole board of directors of the Corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to the special right to elect directors.

     (vi) Notwithstanding anything to the contrary contained in this paragraph 8B, the holders of the Series A Preferred shall not be required to deliver written notice a minimum number of days in advance to the Corporation in order to invoke any of the provisions of paragraph 8B(a) which are triggered by an Event of Noncompliance of the type described in paragraph 8A(ii) with respect to paragraph 4A(vi) of the Purchase Agreement or (b) if the Corporation has breached paragraph 4A(vi) of the Purchase Agreement with respect to any Event of Noncompliance triggering the provisions of this paragraph 8B.

     (vii) If any Event of Noncompliance exists, each holder of Series A Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

     Section 9.     Registration of Transfer.
                    ------------------------

     The Corporation shall keep at its principal office a register for the registration of Series A Preferred. Upon the surrender of any certificate representing Series A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred represented by the surrendered certificate.

     Section 10.    Replacement.
                    -----------

     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institute or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 11.    Definitions.
                    -----------

     "Accelerated Closing" has the meaning set forth in paragraph 1E of the
      -------------------
Purchase Agreement.

     "Base Price" means, the Initial Base Price as set forth in paragraph 6B(i)
      ----------
hereof, as adjusted pursuant to Section 6 and Section 8 hereof.

     "Change in Ownership" has the meaning set forth in paragraph 4H hereof.
      -------------------

     "Common Stock" means, collectively, the Corporation's Common Stock and any
      ------------
capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

     "Common Stock Deemed Outstanding" means, at any given time without
      -------------------------------
duplication, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs 6C(i) and 6C(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time, plus the number of shares of Common Stock issuable upon conversion of the outstanding Series A Preferred, Series B Preferred Stock and Series C Preferred Stock, plus the number of shares of Common Stock issuable upon exercise of options or warrants granted to employees and directors of the Corporation and its Subsidiaries up to an aggregate of 1,117,142 shares (including any options or warrants outstanding as of the date of the Purchase Agreement) as such number of shares is proportionately adjusted for stock splits, stock dividends, stock combinations and other recapitalizations.

     "Conversion Stock" means shares of the Corporation's Common Stock, par
      ----------------
value $0.001 per share; provided that if there is a change such that the securities issuable upon conversion of the Series A Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series A Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     "Convertible Securities" means any stock or securities directly or
      ----------------------
indirectly convertible into or exchangeable for Common Stock.

     "Fundamental Change" has the meaning set forth in paragraph 4H hereof.
      ------------------

     "Junior Securities" means any capital stock or other equity securities of
      -----------------
the Corporation, except for the Series A Preferred.

     "Liquidation Value" of any Share as of any particular date shall be equal
      -----------------
to $1,000.

     "Market Price" of any security means the average of the closing prices of
      ------------
such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series A Preferred. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series A Preferred. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

     "Options" means any rights, warrants or options to subscribe for or
      -------
purchase Common Stock or Convertible Securities.

     "Participating Liquidation Amount" means the portion of all liquidation
      --------------------------------
proceeds payable to the holders of Common Stock, after all required payments of liquidation proceeds to the holders of the Corporation's outstanding preferred stock (other than the Series A Preferred) in preference to the Common Stock, equal to a fraction, the numerator of which is the number of shares of Common Stock issuable upon conversion under paragraph 6A of all Series A Preferred outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event plus all shares of Common Stock issuable upon conversion under paragraph 6A of all Series A Preferred outstanding immediately prior to such event.

     "Person" means an individual, a partnership, a corporation, a limited
      ------
liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Public Offering" means any offering by the Corporation of its capital
      ---------------
stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force; provided that for purposes of paragraph 6H hereof, a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

     "Purchase Agreement" means the Series A Preferred Stock Purchase Agreement,
      ------------------
dated as of September 13, 1995, by and among The International Cornerstone Group, Inc. and certain investors, as such agreement may from time to time be amended in accordance with its terms.

     "Redemption Date" as to any Share means the date specified in the notice of
      ---------------
any redemption or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the full amount payable with respect thereto is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

     "Series A Preference Amount" has the meaning set forth in Section 2 of this
      --------------------------
Attachment II to this Article IV.

     "Subsidiary" means, with respect to any Person, any corporation, limited
      ----------
liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

     Section 12.  Amendment and Waiver.
                  --------------------

     No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 13 hereof without the prior written consent of the holders of at least 75% of the Series A Preferred outstanding at the time such action is taken; provided that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the

 Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series A Preferred then outstanding.

     Section 13.  Notices.
                  -------

     Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

     ATTACHMENT III - SERIES B CONVERTIBLE PREFERRED STOCK

     1.   Designation and Amount.  This series of capital stock is designated
          ----------------------
"Series B Convertible Preferred Stock" and the number of shares which shall constitute such class shall be not more than 9,000 shares, par value $0.01 per share, which number may be decreased (but not below the number thereof then outstanding or reserved for issuance) from time to time by the Board of Directors.

     2.   Dividends.  (a)  The holders of the Series B Convertible Preferred
          ---------
Stock shall be entitled to receive cash dividends as and when the same may be declared and paid on Common Stock by the Board of Directors in an amount per share equal to the amount of such dividend per share of Common Stock multiplied by the Conversion Rate (as defined in Section 4 below) then in effect assuming conversion of all Series B Convertible Preferred Stock on the date of declaration of such dividend. No cash dividend shall be declared or paid on the Common Stock unless such dividend is simultaneously declared and paid on the Series B Convertible Preferred Stock. The holders of the Series B Convertible Preferred Stock shall not be entitled to any preferential dividends.

          (b) So long as any share of Series B Convertible Preferred Stock remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series B Convertible Preferred Stock, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any shares of stock ranking junior to the Series B Preferred Stock as to dividends or liquidation ("Junior Securities"), nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities (other than dividends on the Common Stock payable in cash or shares of Common Stock); provided that the Corporation may repurchase shares of Common Stock from employees of the Corporation and its Subsidiaries upon termination of employment pursuant to arrangements approved by the Corporation's Board of Directors as in effect as of the date of the first issuance of shares of Series B Convertible Preferred Stock.

     3.   Liquidation Preference.
          ----------------------

          (a) General.  The Series B Convertible Preferred Stock shall be
              -------
preferred over the Common Stock and any other class or series of stock ranking junior to the Series B Convertible Preferred Stock and shall rank junior to the Series A Convertible Preferred Stock as to distribution of assets in the event of any liquidation or dissolution or winding up of the Corporation, and in such event the holders of the Series B Convertible Preferred Stock shall be entitled to receive, after payment or provision for payment of the debts and other liabilities of the Corporation and the Series A Preference Amount (as defined in Attachment II above), out of the assets of the Corporation available for distribution to its shareholders, $1,000 per share (the "Stated Value"), and no more, for every share of the Series B Convertible Preferred Stock held by them before any distribution of the assets shall be made to the holders of the Common Stock or any other class or series of stock ranking junior to the Series B Convertible Preferred Stock as to distribution of assets. Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full on the Series B Convertible Preferred Stock as provided in the preceding sentence, but not prior thereto, the Common Stock or any other series or class of stock ranking junior to the Series B Convertible Preferred Stock as to distribution for assets shall, subject to the respective terms and provisions, if any, applying thereto, be entitled to receive any and all assets remaining to be paid or distributed and the Series B Convertible Preferred Stock shall not be entitled to share therein.

          (b) Distributions Pro Rata.  If upon any liquidation or dissolution or
              ----------------------
winding up of the Corporation the amounts payable on or with respect to the Series B Convertible Preferred Stock together with the amounts payable on or with respect to all classes or series of stock ranking on a parity with the Series B Convertible Preferred Stock as to distribution of assets are not paid in full, the holders of shares of Series B Convertible Preferred Stock together with all classes or series of stock ranking on a parity with the Series B Convertible Preferred Stock as to distribution of assets shall share pro rata in any distribution of assets in respect of the shares held by them upon such distribution in proportion to the amounts that would have been distributable to each such class or series if all amounts payable on or with respect to the Series B Convertible Preferred Stock and any other class or series of stock that so ranks on a parity with the Series B Convertible Preferred Stock had been paid in full.

          (c) Notice Required.  Written notice of any voluntary or involuntary
              ---------------
liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date and the place where the distributable amount shall be payable and stating the anticipated amount of any such distributable amount, shall be given by mail, postage prepaid, not less than thirty (30) days prior to the payment date stated therein, to the holders of record of the Series B Convertible Preferred Stock at their respective addresses as the same shall then appear on the books of the Corporation.

          (d) Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 3.

     4.   Conversion.
          ----------

          (a) General.  (i) Shares of the Series B Convertible Preferred Stock
              -------
may be converted at any time at the option of the holder thereof into fully paid nonassessable shares of Common Stock at a rate of 219.78021 shares of Common Stock for each share of Series B Convertible Preferred Stock (the "Conversion Rate"), subject to adjustment as provided below.

              (ii) All outstanding shares of Series B Convertible Preferred Stock shall be mandatorily and automatically converted into fully paid nonassessable shares of Common Stock at the Conversion Rate then in effect if the Corporation simultaneously requires the conversion of all outstanding shares of Series A Preferred upon a "Qualified Public Offering" pursuant to Section 6H of Attachment II above.

          (b) Adjustments.  The Conversion Rate and the kind and amounts of
              -----------
securities and property for which the shares of Series B Convertible Preferred Stock may be converted shall be subject to adjustment from time to time as follows:

              (i) If, at any time the Corporation shall (a) declare or pay a dividend, or make a distribution, to all holders of its Common Stock in shares of Common Stock, (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Common Stock (other than a subdivision or combination thereof or a change in par value) any securities (collectively, an "Adjustment Event"), the Conversion Rate and other terms of conversion in effect immediately prior to such action shall be adjusted so that the holder of any share of Series B Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the kind and number of shares of Common Stock of the Corporation and/or other securities which he, she or it would have owned or been entitled to receive immediately following such action had such share or Series B Convertible Preferred Stock been converted immediately prior thereto. Any adjustment made pursuant to this Paragraph (b)(i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

              (ii) If at any time the Corporation shall distribute to all or substantially all holders of its Common Stock either (a) evidences of indebtedness or any other securities of the Corporation or any rights, warrants, options to subscribe for, purchase or otherwise acquire securities of the Corporation (any of which are referred to herein as "Other Securities"), or (b) any other assets (excluding cash dividends) (any of which are referred to herein as "Distributed Assets"), or (c) holders of Common Stock became entitled to receive any Other Securities or Distributed Assets, by virtue of a distribution or any other shares of capital stock of the Corporation or otherwise

(collectively, a "Distribution Event"), then and in any such case the Corporation shall either distribute such Other Securities or Distributed Assets to the holders of the Series B Convertible Preferred Stock and any securities convertible into Series B Convertible Preferred Stock, or reserve for the benefit of the holders of the Series B Convertible Preferred Stock and any securities convertible into Series B Convertible Preferred Stock, such amount of such Other Securities or Distributed Assets as the holders of Series B Convertible Preferred Stock and any securities convertible into Series B Convertible Preferred Stock then outstanding would have owned or been entitled to receive immediately following such action had the shares of Series B Convertible Preferred Stock and any securities convertible into Series B Convertible Preferred Stock been converted into shares of Common Stock immediately prior thereto. In addition, the Corporation shall either distribute to, or reserve for the benefit of, the holders of the Series B Convertible Preferred Stock and any securities convertible into Series B Convertible Preferred Stock any principal, interest, dividends or other property payable with respect to such Other Securities as and when such interest, dividends or other property is distributed to the holders of Common Stock. If such a reserve is made, as and when each such share of Series B Convertible Preferred Stock is converted, the holder of such share shall be entitled to receive from the Corporation his, her or its share of such Other Securities, together with the principal, interest, dividends or other property payable with respect thereto, or Distributed Assets.

              (iii) All calculations under this Section (4) shall be made to the nearest one-hundredth of a cent or to the nearest one thousandth of a share, as the case may be. No adjustment in the Conversion Rate shall be required unless such adjustment would result in an increase or decrease of at least one percent (1%) of the Conversion Rate; provided, however, that any adjustments which by reason of this subparagraph (iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

              (iv) Whenever the Conversion Rate is adjusted or Other Securities or Distributed Assets are reserved as herein provided, the Corporation shall mail or cause to be mailed a copy of a statement, verified by its independent certified public accountants, setting forth the adjusted Conversion Rate or the nature and amount of Other Securities or Distributed Assets, as the case may be, to each person who is a registered holder of Series B Convertible Preferred Stock at such person's last address as the same appears on the books of the Corporation. Each adjustment shall remain in effect until a subsequent adjustment is required hereunder. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any action taken. Following any adjustment to the Conversion Rate and Conversion Price, the holders of the Series B Convertible Preferred Stock shall be entitled, by themselves or through attorneys or accountants retained by them, to inspect the books and records of the Corporation in order to verify such adjustment. Such inspection shall be at the expense of the holders of the Series B Convertible Preferred Stock unless such inspection reveals an error of 5% or more in the adjustment, in which case the Corporation shall promptly reimburse the holders for all expenses incurred in connection therewith.

              (v) If at any time, as a result of an adjustment made pursuant to Paragraph (iii) above, the holders of Series B Convertible Preferred Stock shall become entitled to any Other Securities, thereafter the number of such Other Securities to be received upon conversion of the Series B Convertible Preferred Stock shall be subject to adjustment from time to time and in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Series B Convertible Preferred Stock contained in Paragraphs (i) and (ii) above.

          (c) Notices.  If, at any time while shares of Series B Convertible
              -------
Preferred Stock are outstanding, the Corporation shall determine to effect (i) an Adjustment Event or Distribution Event, (ii) the sale, lease, exchange or transfer of all or substantially all of the assets of the Corporation, (iii) any merger or consolidation to which the Corporation is a party, (iv) the liquidation, dissolution or winding up of the Corporation, or (v) a public offering of shares of Common Stock registered under the federal Securities Act of 1933 (collectively, an "Event"), then the Corporation shall cause to be mailed to holders of Series B Convertible Preferred Stock, at their last addresses as they shall appear on the books of the Corporation, at least thirty
(30) days prior to the applicable record or effective date, a notice stating (x) the date on which a record is to be taken for the purpose of such Event, or, if a record is not to be taken, the date as of which holders of Common Stock of record to be entitled to any dividend or distribution are to be determined, or
(y) the date on which any such Event transfer is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such Event.

          (d) Exercise of Conversion Rights.  The holder of any shares of Series
              -----------------------------
B Convertible Preferred Stock may exercise his, her or its right to convert such shares to shares of Common Stock by surrendering to the Corporation the certificates representing the shares to be converted, accompanied by written notice that such holder elects to convert such shares. The holder shall also state the name or names (with addresses) in which the certificates or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. Each certificate or certificates surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as that in which such certificate or certificates are held, be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his, her or its duly authorized attorney. Each conversion shall be deemed to have been effected on the date on which such certificate or certificates shall have been surrendered to the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby notwithstanding that the transfer books of the Corporation may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to such person. As promptly as practicable on or after the surrender of such certificates, the Corporation shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates representing the number of shares of Common Stock issuable upon such conversion and shall pay or cause the payment of such Other Securities or Distributed Assets as may be payable upon conversion pursuant to Paragraph (b)(ii) of this Section (4).

          (e) Effect of Unpaid Dividends.  Upon any conversion of shares of
              --------------------------
Series B Convertible Preferred Stock at a time when there are dividends or distributions unpaid (whether as to the Common Stock or Other Securities or other property payable with respect thereto) and as to which the dividend date or other date fixed for payment has passed, then, (i) to the fullest extent permitted by law, such unpaid dividends or distributions shall be paid by the Corporation contemporaneously with the conversion of such shares of Series B Convertible Preferred Stock and, (ii) to the extent payment of such unpaid dividends or distributions is not legally permitted, then the Conversion Rate shall be further adjusted by increasing the number of shares of Common Stock or Other Securities or property issuable upon conversion to take into account the value of such unpaid dividends or other distributions in determining the amount of Common Stock or Other Securities into which the Series B Convertible Preferred Stock will be converted.

          (f) Fractional Shares.  No fractional shares of Common Stock shall be
              -----------------
issued in connection with the conversion of shares of Series B Convertible Preferred Stock into Common Stock. Instead of any fractional share of Common Stock which would otherwise be issuable on conversion, the Company shall pay a cash adjustment with respect to such fractional share computed on the basis of the then current value of Common Stock.

          (g) Tax on Conversion.  The issuance of stock certificates on
              -----------------
conversions of shares of Series B Convertible Preferred Stock shall be made without charge to converting shareholders for any tax in respect of the issuance thereof except any tax on the income or gain derived by the converting shareholders as a result of the issuance thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect to any registration of transfer involved in the issue and delivery of stock in any name other than that of the holder of the shares of Series B Convertible Preferred Stock converted, and the Corporation shall not be required to so issue or deliver any stock certificate unless and until the person or persons requesting the registration of transfer shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

          (h) Securities Reserved.  The Corporation shall at all times reserve
              -------------------
and keep available out of its authorized Common Stock (and any Other Securities) the full number of shares of Common Stock (and any Other Securities) deliverable upon the conversion of all outstanding shares of Series B Convertible Preferred Stock and any shares convertible into Series B Convertible Preferred Stock. The Corporation shall not enter into any agreement or take any action which would impair or restrict its legal authority to issue such shares of Common Stock or Other Securities upon conversion or to defeat in any way the right of the holders of the Series B Convertible Preferred Stock to receive such consideration upon conversion. In addition, whenever the Corporation is required to reserve any interest, dividends or other property payable upon conversion of the Series B Convertible Preferred Stock, the Corporation shall, as to cash, deposit such amounts in one or more separate accounts for the sole benefit of the holders of the Series B Convertible Preferred Stock upon conversion and, as to other property, physically segregate or otherwise set such property aside in such a manner as to protect the rights of the holders of the Series B Convertible Preferred Stock to the receipt of such property upon conversion.

          (i) Effect of Conversion.  Any shares of Series B Convertible
              --------------------
Preferred Stock converted shall be retired and may not be reissued.

     5.   Voting Rights.  (a)  The record holders of the Series B Convertible
          -------------
Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and the record holders of the Series B Convertible Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock and any other classes of capital stock voting with the Common Stock as a single class, with each share of Series B Convertible Preferred Stock entitled to the number of votes of all the shares of Common Stock issuable upon conversion of such share.

          (b) In addition, so long as any share of Series B Convertible Preferred Stock is outstanding the Corporation shall not:

              (i) amend the Certificate of Incorporation of the Corporation in any manner which would materially alter or change the powers, preferences or rights of Series B Convertible Preferred Stock so as to affect such stock adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series B Convertible Preferred Stock voting separately as a class;

              (ii) amend the Certificate of Incorporation of the Corporation in any manner which would materially alter or change the powers, preferences or rights of Common Stock so as to affect such stock adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series B Convertible Preferred Stock and Common Stock voting together as a separate class (and for purposes of such vote each share of Series B Convertible Preferred Stock shall have a number of votes equal to the Conversion Rate then in effect); or

              (iii) Issue any shares of capital stock ranking senior to, or equally with, the Series B Convertible Preferred Stock as to either dividends or liquidation preference, except for up to 50,000 shares of Series A Convertible Preferred Stock and 2,250 shares of Series C Convertible Preferred Stock, without the affirmative vote of the holders of a majority of the outstanding shares of Series B Convertible Preferred Stock voting separately as a class.

     ATTACHMENT IV - SERIES C CONVERTIBLE PREFERRED STOCK

     1.   Designation and Amount.  This series of capital stock is designated
          ----------------------
"Series C Convertible Preferred Stock" and the number of shares which shall constitute such series shall be not more than 2,250 shares, par value $0.01 per share, which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board of Directors.

     2.   Dividends.  The holders of the Series C Convertible Preferred Stock
          ---------
shall be entitled to receive cash dividends as and when the same may be declared and paid on the Series B Convertible Preferred Stock by the Board of Directors in an amount per share equal to the amount of such dividend per share of Series B Convertible Preferred Stock multiplied by the Conversion Rate (as defined in
Section 3 below) then in effect assuming conversion of all Series C Convertible Preferred Stock on the date of declaration of such dividend. No cash dividend shall be declared or paid on the Series B Convertible Preferred Stock unless such dividend is simultaneously declared and paid on the Series C Convertible Preferred Stock. The holders of the Series C Convertible Preferred Stock shall not be entitled to any preferential dividends.

     3.   Conversion.
          ----------

          (a) General.  One-third (1/3) of the authorized shares of the Series C
              -------
Convertible Preferred Stock (pro rata as to the holders thereof) shall be converted automatically into fully paid nonassessable shares of Series B Convertible Preferred Stock at a rate per share of Series C Convertible Preferred Stock (the "Conversion Rate") equal to one multiplied by $4.55 and divided by the Conversion Value of Common Stock (as defined below) on the first, second, and third anniversaries of September 7, 1995 (each a "Regular Conversion Date"). In addition, all shares of Series C Convertible Preferred Stock shall be converted into fully paid nonassessable shares of Series B Convertible Preferred Stock at the Conversion Rate immediately prior to any of the following (a "Special Conversion Date" and, together with a Regular Conversion Date, a "Conversion Date"): (i) at the option of a majority of the holders upon any public offering of equity securities by the Corporation registered under the Federal Securities Act of 1933, provided such conversion shall be mandatory and automatic if the Corporation also requires conversion of all outstanding shares of Series A Preferred Stock upon a "Qualified Public Offering" pursuant to
Section 6H of Attachment II above, (ii) at the option of a majority of the holders upon a "Change in Ownership" or "Fundamental Change" (as such terms are defined in Section 4H of Attachment II above, or (iii) automatically upon the liquidation, dissolution or winding up of the Corporation. The Conversion Value shall be (x) the price paid per share for Common Stock by an accredited unaffiliated investor in the Corporation in an arms-length transaction involving the purchase for cash of at least one million dollars ($1,000,000) of Common Stock in the most recent such issuance prior to the Conversion Date, or (y) the price paid per share by an accredited unaffiliated investor in the Corporation in an arms-length transaction involving the purchase for cash of at least one million dollars ($1,000,000) of stock convertible into Common Stock in the most recent transaction prior to the Conversion Date divided by the rate at which such convertible stock is convertible into Common Stock (as adjusted therein), whichever of (x) or (y) occurs more recently prior to the Conversion Date (an "Investment") (with the September 1995 purchase of Series A Preferred Stock by Madison Dearborn Capital Partners being an "Investment" at an initial Conversion Value per share of Common Stock of $4.55), subject to adjustment as provided below. As used herein, the term "affiliate" shall mean (i) any entity which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Corporation or an affiliate of the Corporation; for purposes hereof any executive officer (as defined under federal securities laws), director or holder of securities entitling such holder to exercise ten percent (10%) or more of the voting power of an entity (collectively, a "Control Person") shall be deemed to control an entity, or (ii) any Control Person, spouse of a Control Person, or relative of a Control Person or such Control Person's spouse by adoption or blood not more remote than first cousin or the spouse of any such relative.

          (b)  Adjustments.  The Conversion Rate and the kind and amounts of
               -----------
securities and property for which the shares of Series C Convertible Preferred Stock may be converted shall be subject to adjustment from time to time as follows:

          (i) If at any time prior to an Investment, the Corporation shall (a) declare or pay a dividend, or make a distribution, to all holders of its Series B Convertible Preferred Stock in shares of Series B Convertible Preferred Stock,
(b) subdivide its outstanding shares of Series B Convertible Preferred Stock into a greater number of shares, or (c) combine its outstanding shares of Series B Convertible Preferred Stock into a smaller number of shares (any of (a), (b), or (c) being referred to as a "Split"), then the Conversion Rate determined above shall be multiplied by a fraction, the numerator of which shall be the number of shares of Series B Convertible Preferred Stock outstanding immediately following such Split and the denominator of which shall be the number of shares of Series B Convertible Preferred Stock outstanding immediately prior to such Split.

          (ii)  [Intentionally omitted.]

          (iii) If the Corporation shall distribute to all or substantially all holders of its Series B Convertible Preferred Stock either (a) evidences of indebtedness or any other securities of the Corporation or any rights, warrants, options to subscribe for, purchase or otherwise acquire securities of the Corporation (any of which are referred to herein as "Other Securities"), or (b) any other assets (excluding cash dividends) (any of which are referred to herein as "Distributed Assets"), or (c) holders of Series B Convertible Preferred Stock became entitled to receive any Other Securities or Distributed Assets, by virtue of a distribution or any other shares of capital stock of the Corporation or otherwise (collectively, a "Distribution Event"), then and in any such case the Corporation shall either distribute such Other Securities or Distributed Assets to the holders of the Series C Convertible Preferred Stock, or reserve for the benefit of the holders of the Series C Convertible Preferred Stock, such amount of such Other Securities or Distributed Assets as the holders of Series C Convertible Preferred Stock then outstanding would have owned or been entitled to receive immediately following such action had the shares of Series C Convertible Preferred Stock been converted into shares of Series B Convertible Preferred Stock immediately prior thereto (without duplication by reason of any adjustment under Attachment III above). In addition, the Corporation shall either distribute to, or reserve for the benefit of, the holders of the Series C Convertible Preferred Stock any principal, interest, dividends or other property payable with respect to such Other Securities as and when such interest, dividends or other property is distributed to the holders of Series B Convertible Preferred Stock. If such a reserve is made, as and when each such share of Series C Convertible Preferred Stock is converted, the holder of such share shall be entitled to receive from the Corporation his, her or its share of such Other Securities, together with the principal, interest, dividends or other property payable with respect thereto, or Distributed Assets.

          (iv) All calculations under this Section (3) shall be made to the nearest one-hundredth of a cent or to the nearest one thousandth of a share, as the case may be. No adjustment in the Conversion Rate shall be required unless such adjustment would result in an increase or decrease of at least one percent (1%) of the Conversion Rate; provided, however, that any adjustments which by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (v) Whenever the Conversion Rate is adjusted or Other Securities or Distributed Assets are reserved as herein provided, the Corporation shall mail or cause to be mailed a copy of a statement, verified by its independent certified public accountants, setting forth the adjusted Conversion Rate or the nature and amount of Other Securities or Distributed Assets, as the case may be, to each person who is a registered holder of Series C Convertible Preferred Stock at such person's last address as the same appears on the books of the Corporation. Each adjustment shall remain in effect until a subsequent adjustment is required hereunder. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any action taken. Following any adjustment to the Conversion Rate, the holders of the Series C Convertible Preferred Stock shall be entitled, by themselves or through attorneys or accountants retained by them, to inspect the books and records of the Corporation in order to verify such adjustment. Such inspection shall be at the expense of the holders of the Series C Convertible Preferred Stock unless such inspection reveals an error of 5% or more in the adjustment, in which case the Corporation shall promptly reimburse the holders for all expenses incurred in connection therewith.

          (vi) If any time, as a result of a distribution made pursuant to Paragraph (iii) above, the holders of Series C Convertible Preferred Stock shall become entitled to any Other Securities, thereafter the number of such Other Securities to be received upon conversion of the Series C Convertible Preferred Stock shall be subject to adjustment from time to time and in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Series C Convertible Preferred Stock contained in Paragraphs (i) and (iii) above.

     (c) Notices.  If, at any time while shares of Series C Convertible
         -------
Preferred Stock are outstanding, the Corporation shall determine to effect a Special Conversion Event, Adjustment Event or Distribution Event (collectively, an "Event"), then the Corporation shall cause to be mailed to holders of Series C Convertible Preferred Stock, at their last addresses as they shall appear on the books of the Corporation, at least thirty (30) days prior to the applicable record or effective date, a notice stating (x) the date on which a record is to be taken for the purpose of such Event, or, if a record is not to be taken for the purpose of such Event, or, if a record if not to be taken, the date as of which holders of Series B Convertible Preferred Stock of record to be entitled to any dividend or distribution are to be determined, (y) the date on which any such Event is expected to become effective, and the date as of which it is expected that holders of record of Series B Convertible Preferred Stock shall be entitled to exchange their Series B Convertible Preferred Stock for securities or other property, if any, deliverable upon such Event, or (z) the date on which shares of Series C Convertible Preferred Stock will be converted into shares of Series B Convertible Preferred Stock.

     (d) Exercise of Conversion Rights.  Upon the occurrence of a Regular
         -----------------------------
Conversion Event or a Special Conversion Event, the holder of any shares of Series C Convertible Preferred Stock shall surrender to the Corporation the certificates representing the shares to be converted. The holder shall also state the name or names (with addresses) in which the certificate or certificates for shares of Series B Convertible Preferred Stock which shall be issuable on such conversion shall be issued. Each certificate or certificates surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as that in which such certificate or certificates are held, be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his, her or its duly authorized attorney. Each conversion shall be deemed to have been effected on the date on which such certificate or certificates shall have been surrendered to the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Series B Convertible Preferred Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby notwithstanding that the transfer books of the Corporation may then be closed or that certificates representing such shares of Series B Convertible Preferred Stock shall not then be actually delivered to such person. As promptly as practicable on or after the surrender of such certificates, the Corporation shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates representing the number of shares of Series B Convertible Preferred Stock issuable upon such conversion and shall pay or cause the payment of such Other Securities or Distributed Assets as may be payable upon conversion pursuant to Paragraph B(ii) of this Section (3).

          (e) Effect of Unpaid Dividends.  Upon any conversion of shares of
              --------------------------
Series C Convertible Preferred Stock at a time when there are dividends or distributions unpaid (whether as to the Series B Convertible Preferred Stock or Other Securities or other property payable with respect thereto) and as to which the dividend date or other date fixed for payment has passed, then, (i) to the fullest extent permitted by law, such unpaid dividends or distributions shall be paid by the Corporation contemporaneously with the conversion of such shares of Series C Convertible Preferred Stock and, (ii) to the extent payment of such unpaid dividends or distributions is not legally permitted, then the Conversion Rate shall be further adjusted by increasing the number of shares of Series B Convertible Preferred Stock or Other Securities or property issuable upon conversion to take into account the value of such unpaid dividends or other distributions in determining the amount of Series B Convertible Preferred Stock or Other Securities into which the Series C Convertible Preferred Stock will be converted.

          (f) Fractional Shares.  No fractional shares of Series B Convertible
              -----------------
Preferred Stock shall be issued in connection with the conversion of shares of Series C Convertible Preferred Stock into Series B Convertible Preferred Stock. Instead of any fractional share of Series B Convertible Preferred Stock which would otherwise be issuable on conversion, the Company shall pay a cash adjustment with respect to such fractional share computed on the basis of the then current value of Series B Convertible Preferred Stock used for determining the Conversion Rate.

          (g) Tax on Conversion.  The issuance of stock certificates on
              -----------------
conversions of shares of Series C Convertible Preferred Stock shall be made without charge to converting shareholders for any tax in respect of the issuance thereof except any tax on the income or gain derived by the converting shareholders as a result of the issuance thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue and delivery of stock in any name other than that of the holder of the shares of Series C Convertible Preferred Stock converted, and the Corporation shall not be required to so issue or deliver any stock certificate unless and until the person or persons requesting the registration of transfer shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

          (h) Securities Reserved.  The Corporation shall at all times reserve
              -------------------
and keep available out of its authorized Series B Convertible Preferred Stock (and any Other Securities) the full number of shares of Series B Convertible Preferred Stock (and any Other Securities) deliverable upon the conversion of all outstanding shares of Series C Convertible Preferred Stock. The Corporation shall not enter into any agreement or take any action which would impair or restrict its legal authority to issue such shares of Series B Convertible Preferred Stock or Other Securities upon conversion or to defeat in any way the right of the holders of the Series C Convertible Preferred Stock to receive such consideration upon conversion. In addition, whenever the Corporation is required to reserve any interest, dividends or other property payable upon conversion of the Series C

Convertible Preferred Stock, the Corporation shall, as to cash, deposit such amounts in one or more separate accounts for the sole benefit of the holders of the Series C Convertible Preferred Stock upon conversion and, as to other property, physically segregate or otherwise set such property aside in such a manner as to protect the rights of the holders of the Series C Convertible Preferred Stock to the receipt of such property upon conversion.

          (i) Effect of Conversion.  Any shares of Series C Convertible
              --------------------
Preferred Stock converted shall be retired and may not be reissued.

     4.   Voting Rights.  (a)  The record holders of the Series C Convertible
          -------------
Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and the record holders of the Series C Convertible Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock and any other classes of capital stock voting with the Common Stock as a single class, with each share of Series C Convertible Preferred Stock entitled to the number of votes equal to 219.78021 multiplied by the Conversion Rate then in effect assuming a special Conversion Event immediately prior to such stockholder meeting.

          (b) In addition to the foregoing, so long as any share of Series C Convertible Preferred Stock is outstanding, the Corporation shall not amend the Certificate of Incorporation of the Corporation in any manner which would materially alter or change the powers, preferences or rights of Series C Convertible Preferred Stock so as to affect such stock adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series C Convertible Preferred Stock voting separately as a series. In addition, so long as any share of Series C Convertible Preferred Stock is outstanding, the Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or rights of Series B Convertible Preferred Stock or any stock into which Series B Convertible Preferred Stock is convertible, including without limitation Common Stock, so as to affect such stock adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series C Convertible Preferred Stock and Series B Convertible Preferred Stock voting together as a separate class.

     5.   Offset Rights.  Notwithstanding any other term or provision hereof,
          -------------
the Corporation shall be entitled to reduce the number of shares of Series B Convertible Preferred Stock deliverable on conversion of Series C Convertible Preferred Stock pursuant to Offset Rights and/or Additional Offset Rights pursuant to Section 8 of the First Amended and Restated Purchase Agreement dated as of September 7, 1995 by and between The International Cornerstone Group, Inc., Cornerstone Holdings Group, Inc., Cinmar, L.P., Cinmar, Inc. and certain other parties.

                           CERTIFICATE OF AMENDMENT
                                      TO
                        CERTIFICATE OF INCORPORATION OF
                          CORNERSTONE HOLDINGS, INC.


     Cornerstone Holdings, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

     That the Board of Directors of the Corporation duly adopted, pursuant to
Section 242 of the DGCL, a resolution declaring the advisability of the amendment to the Certificate of Incorporation of the Corporation (the "Certificate"), set forth in this Certificate of Amendment. The sole stockholder of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the DGCL. The Amendment so approved by the Board of Directors and the stockholders of the Corporation is:

1. ARTICLE I of the Certificate is hereby deleted in its entirety and the following ARTICLE I is inserted in lieu thereof:

                                  "ARTICLE I

     The name of the Corporation is: Cornerstone Brands, Inc. (hereinafter called the "Corporation")."

     IN WITNESS WHEREOF, Cornerstone Holdings, Inc. has caused this Certificate of Amendment to be executed as of this 21st day of August, 1998.


                          CORNERSTONE HOLDINGS, INC.



                          By: /s/ Mark Fasold
                              ------------------
                                  Mark Fasold
                                  Vice President